Exhibit 8(g)(5)

Amendment No. 11 to Participation Agreement (Fidelity)

AMENDMENT NO. 11 TO PARTICIPATION AGREEMENT

Transamerica Life Insurance Company, Variable Insurance Products Fund II, and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated April 1, 1991, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of September, 2005.

TRANSAMERICA LIFE INSURANCE COMPANY

By:	/s/ Priscilla I. Hechler
Priscilla I. Hechler
Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUND II

By:	/s/ Christine Reynolds
Christine Reynolds
Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:	/s/ Bill Loehning
Bill Loehning
Executive Vice President

SCHEDULE A

Accounts

Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Fidelity Income Plus Individual Variable Annuity Contracts	Fidelity Variable Annuity Account	August 24, 1979 (by an affiliate subsequently acquired by the Company)

Transamerica Landmark Individual and Group Variable Annuity Contracts	Separate Account VA B	January 19, 1990

Transamerica Freedom Individual and Group Variable Annuity Contracts	Separate Account VA B	January 19, 1990

Retirement Income Builder Individual Variable Annuity Contracts	Retirement Builder Variable Annuity Account	March 29, 1996

Immediate Income Builder Variable Annuity Contracts	Retirement Builder Variable Annuity Account	March 29, 1996

Portfolio Select Individual Variable Annuity Contracts	Retirement Builder Variable Annuity Account	March 29, 1996

Retirement Income Builder II Individual Variable Annuity Contracts	Retirement Builder Variable Annuity Account	March 29, 1996

Transamerica Extra Individual and Group Variable Annuity Contracts	Separate Account VA C	February 20, 1997

Transamerica Access Individual and Group Variable Annuity Contracts	Separate Account VA D	February 20, 1997

Privilege Select Individual Variable Annuity Contracts	Separate Account VA E	February 20, 1997

Premier Asset Builder Individual Variable Annuity Contracts	Separate Account VA F	May 15, 2000

Immediate Income Builder II Individual Variable Immediate Annuity Contracts	Separate Account VA J	May 15, 2000

Accounts continued…

Name of Contracts	Name of Accounts	Date of Resolutions of Company’s Board which established the Accounts
Retirement Income Builder III Variable Annuity	Separate Account VA K	July 10, 2001

Flexible Premium Variable Annuity – A, under the marketing name “Transamerica Opportunity Builder”	Separate Account VA P	November 26, 2001

Advantage V	PFL Corporate Account One	August 10, 1998

PFL Variable Universal Life Policy	PFL Variable Life Account A	July 1, 1999

Legacy Builder Plus Variable Universal Life Policy	Legacy Builder Separate Account	November 20, 1998

Advantage X Variable Adjustable Life Insurance Policy	Transamerica Corporate Separate Account Sixteen	June 16, 2003

Flexible Premium Variable Annuity – B, under the marketing name (Undecided at this time)	Separate Account VA Q	November 26, 2001

Flexible Premium Variable Annuity – C, under the marketing name: Transamerica Principium	Separate Account VA R	November 26, 2001

Advantage VI Variable Adjustable Group Life Insurance Policy	PFL Corporate Separate Account Five	December 21, 1999

Transamerica Principium Advisor Variable Annuity Contract	Separate Account VA X	May 15, 2001